UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2006

VirTra Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	000-28381	93-1207631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 CityWest Blvd., Suite 300, Houston, Texas 77042
(Address of principal executive offices)

(832) 242-1100

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 19, the Board of Directors appointed Thomas J. Cloud as a director of the Company to fill an existing vacancy. Mr. Cloud has served as President, CEO, and Director, of Supreme Holdings, Inc. since May of 2002.  Supreme Holdings, Inc. provides professional business services and solutions primarily to small and medium-sized businesses.  Its shares are traded on the NASDAQ Bulletin Board under the symbol SUHO.  From 1997 to 2001, Mr. Cloud served as founder, President and CEO of Oxford Financial Group, a boutique stock brokerage firm with headquarters in Houston, Texas.  He holds a BA in Public Speaking and Debate from South Texas State University.

Michael Kitchen has  resigned from the board, effective January 15th, 2007 and will be terminating full-time employment as our executive VP at the end of this month as a result of accepting employment with a non-competing company.

In the interest of maintaining customer continuity, we have entered into an agreement to retain Mr. Kitchen as a sales agent for our IVR equipment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTRA SYSTEMS, INC. (Registrant)

By:	/s/ Perry V. Dalby
Perry V. Dalby
Chief Executive Officer

Dated: January 16, 2007